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                                                                        EX-99.1


                            GIGA-TRONICS INCORPORATED

                             2000 STOCK OPTION PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS

I.       PURPOSES OF THE PLAN

         A. This 2000 Stock Option Plan (the "Plan") is intended to promote the interests of Giga-tronics Incorporated, a California corporation (the "Company"), by providing a method whereby the Company's employees and non-employee directors are to be offered equity incentives intended to encourage such individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and to continue to render services to the Company or its parent or subsidiary corporations.

         B. For purposes of the Plan, the following definitions shall be in effect:

              BOARD: The Company's Board of Directors.

              CODE: The Internal Revenue Code of 1986, as amended.

              COMMON STOCK: The Common Stock issuable under the Plan shall be shares of the Company's common stock, no par value.

              DISABILITY: The permanent incapacity of an individual, by reason of physical or mental illness, to perform his/her usual duties for the Company. Disability shall be determined by the Board or Committee after consideration of such medical evidence as it may require.

              EMPLOYEE: An individual shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

              FAIR MARKET VALUE: The Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on such date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market (or any successor system) . Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the closing selling price on such exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the over-the-counter market (or national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist. Notwithstanding the foregoing, in each case, the Fair Market Value will be determined in a manner consistent with Section
260.140.50 of Title 10 of the California Code of Regulations.

              LISTING DATE: The Listing Date means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

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              PARENT: A corporation shall be deemed to be a parent of the
Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              SECTION 16(B) INSIDER: An individual shall be considered to be a
Section 16(b) Insider on any relevant date under the Plan if such individual is at the time subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 by reason of his or her affiliation with the Company.

              SERVICE: An individual shall be deemed to be in the Service of the Company for so long as such individual (i) renders service on a periodic basis to the Company or one or more of its parent or subsidiary corporations as an Employee or (ii) serves as a non-employee member of the Board.

              SUBSIDIARY: A corporation shall be deemed to be a subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all non-statutory option grants under Article Two and all Corporate Transaction provisions of the Plan, the term "subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

         C. Stock option grants made to any individual under the Plan shall not in any way affect, limit or restrict such individual's eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any parent or subsidiary corporation.

II.      ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered by a committee (the "Committee") of two (2) or more Board members who are either employee-directors and/or nonemployee directors appointed by the Board. The Board shall have the authority to fill any and all vacancies on the Committee, however caused. With respect to the participation of Employees who are Section 16 Insiders under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board may designate a subcommittee which shall be composed solely of two or more members of the Board who qualify as "nonemployee directors" as defined in Rule 16b-3 under the Exchange Act. With respect to the participation of Employees who may at the time of grant or at a future date be considered "covered employees" under Section 162(m) of the Code, the Board may designate a subcommittee which shall be composed solely of two or more members of the Board who qualify as "outside directors" as defined by Section 162(m). If the Committee members meet both such qualifications, then one Committee may administer the Plan with respect to Employees who are subject to Section 16 Insiders or who are considered to be "covered employees" under Section 162(m) of the Code.

         B. Subject to the express provisions of the Plan, the Committee shall have plenary authority:

              (i) to make discretionary option grants to Employees and non-employee members of the Board set forth in Article Two;

              (ii) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan; and

              (iii) to change the terms and conditions of any outstanding option grant, provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the Plan or the outstanding grant.


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         C.   Determinations of the Committee on all matters relating to the
Plan and any option grants or stock issuances made hereunder shall be final, binding and conclusive on all persons having any interest in the Plan or any options granted or shares issued under the Plan.

III.     PLAN STRUCTURE AND ELIGIBILITY

         A. The individuals eligible to participate in the Plan ("Optionees") shall be limited to Employees (including officers and directors) and non-employee members of the Board of the Company or its Parent or Subsidiary corporations.

         B. Members of the Committee shall not, during their period of Committee service, participate in the Plan or in any other stock option, stock bonus, stock purchase or stock plan of the Company or its Parent or Subsidiary corporations.

IV.      STOCK SUBJECT TO THE PLAN

         A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 700,000 shares (subject to adjustment from time to time in accordance with Paragraph C below). Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Options (as defined in Article Two) granted under this Plan shall not exceed 700,000 shares (subject to adjustment from time to time in accordance with Paragraph C below); provided, however, that adjustments pursuant to Paragraph C below with respect to Incentive Options issued or issuable under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Options.

         B. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Article Two below), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any stock appreciation rights exercised in accordance with the Stock Appreciation Right provisions of Article Two and all share issuances under the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under this Plan. If the exercise price of an outstanding option under the Plan is paid with shares of Common Stock or if shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued.

         C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of shares issuable under this Plan, to reflect the effect of such change upon the Company's capital structure, (ii) the class and/or maximum number of securities for which stock options and separately exercisable stock appreciation rights may be granted under this Plan to any one participant in the aggregate and (iii) the number and/or class of shares and the exercise price per share of the stock subject to each outstanding option in order to preclude the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.

         D. In the event that (i) the Company is the surviving entity in any Corporate Transaction which does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable, on consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the


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exercise price payable per share, provided the aggregate option price shall remain the same, and to the number and class of securities which remain issuable under this Plan.

         E. In no event may any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 200,000 shares in the aggregate in any one calendar year during the remaining term of the Plan, subject to adjustment from time to time in accordance with Paragraph C. above.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.       TERMS AND CONDITIONS OF OPTIONS

         A. The Committee shall have plenary authority (subject to the express provisions of the Plan) to determine which Employees are to be granted options under this Plan, the number of shares to be covered by each such option, the status of the granted option as either an incentive stock option which meets the requirements of Section 422 of the Code ("Incentive Option") or a non-statutory option ("Non-Statutory Option") not intended to meet such requirements, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding. Notwithstanding the foregoing, only grants of Non-Statutory Options will be made, if any, to non-employee members of the Board.

         B. The granted options shall be evidenced by instruments in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.

         1.       Option Price.

                  a. The Non-Statutory Option price per share shall be fixed by the Committee, but in no event shall such Non-Statutory Option price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant. Notwithstanding the foregoing, an option (whether an Incentive Option or a Non-Statutory Option) may be granted with a price lower than set forth in the preceding sentence or in Paragraph IV if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Notwithstanding any of the foregoing, unless the Committee expressly determines otherwise, in the case of a Non-Statutory Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the price per share shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

                  b. The option price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of this Article Two, be payable in one of the alternative forms specified below:

                           (A) full payment in cash or check made payable to the Company's order; or

                           (B) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                           (C) full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Company's order; or

                           (D) full payment through a sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus


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         all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) shall concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  c. For purposes of subparagraph B. above, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany the exercise notice.

         2.       Term and Exercise of Options.

                  a. Each option granted under this Plan shall be exercisable in one or more installments over the Optionee's period of Service as shall be determined by the Committee and shall be set forth in the instrument evidencing such option; provided, however, that (i) no such option shall become exercisable in whole or in part within the first six (6) months after the grant date, except as otherwise provided in Section III of this Article Two and (ii) no such option shall have a term in excess of ten (10) years from the grant date.

                  b. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

         3.       Termination of Service.

                  a. Should an Optionee cease to continue in Service for any reason (other than termination set forth in subparagraph c. below) while the holder of one or more outstanding Non-Statutory Options, then such Non-Statutory Options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed twelve (12) months after the Optionee's cessation of Service) specified by the Committee in the option agreement. Should an Optionee cease to continue in Service for any reason other than Disability while the holder of one or more outstanding Incentive Options under this Plan, then such Incentive Options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed ninety (90) days after the Optionee's cessation of Service) specified by the Committee in the option agreement. Each such option shall, during the applicable period following cessation of Service, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service.

                  b. Any Non-Statutory Option or Incentive Option granted to an Optionee under this Plan and outstanding in whole or in part on the date of the Optionee's death may be subsequently exercised but only to the extent of the number of shares (if any) in which the Optionee is vested on the date of his/her cessation of Service (less any shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur prior to the earlier of (i) the expiration date of the option term or (ii) the expiration of the limited period of time (not to exceed twelve (12) months following the Optionee's cessation of Service) specified by the Committee in the option agreement.

                  c. If the Optionee's Service is terminated for any of the following reasons, then all outstanding options granted the Optionee under this Plan shall immediately terminate and cease to be exercisable immediately upon such termination of Service:

                           (1) Optionee's intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing Optionee;


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                           (2) Optionee's unauthorized use or disclosure (or
         attempt thereat) of confidential information or trade secrets of the Company or any Parent or Subsidiary; or

                           (3) Optionee's commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing Optionee.

The reasons for termination of Optionee's Service set forth in this subparagraph
c. are not intended to be, and are not inclusive of, all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee's (or any other individual's) Service.

                  d. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to establish as a provision applicable to the exercise of one or more options granted under this Plan that during the limited period of exercisability following cessation of Service, the option may be exercised not only with respect to the number of shares in which the Optionee is vested at the time of such cessation of Service but also with respect to one or more subsequent installments of purchasable shares in which the Optionee would otherwise have vested had the Optionee continued in Service. In addition, the Committee shall have similar discretion to extend the period of time during which the option is to remain exercisable following the Optionee's cessation of Service, but in no event shall such period extend beyond the specified expiration date of the option term.

         4. Shareholder Rights. An option holder shall have none of the rights of a shareholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

II.      STOCK APPRECIATION RIGHTS

         A. Each Section 16(b) Insider shall have a limited stock appreciation right ("Limited Right") in tandem with each option grant (whether an Incentive Option or a Non-Statutory Option) made to such individual under this Plan. The Limited Right shall entitle the Section 16(b) Insider to surrender the underlying option in connection with a Change in Control (as defined below) for an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price (as defined below) of the number of shares in which the Section 16(b) Insider is at the time vested under the surrendered option over (ii) the aggregate option price payable for such vested shares.

         B. The terms and conditions applicable to each such Limited Right shall be as follows:

              1. The option may only be surrendered during the thirty (30) day period following the Change in Control. However, the Section 16(b) Insider may not surrender any option which (a) has not been outstanding for at least six (6) months prior to the surrender date and (b) is not at the time exercisable for any vested shares.

              2. For purposes of calculating the appreciation distribution payable by the Company on each surrendered option, the Change in Control Price per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the option surrender date or (b) the highest reported price per share paid in effecting the Change in Control. However, if the option is an Incentive Option, then the Change in Control Price of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (a) above.

              3. The appreciation distribution shall be made entirely in cash, and neither the approval of the Committee nor the consent of the Board shall be required in connection with such surrender and distribution. The shares of Common Stock subject to each surrendered option shall not be available for subsequent issuance under this Plan.


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         4.       A "Change in Control" shall be deemed to occur in the event any of the following transactions is effected:

                  (i) the acquisition by a person or group of related persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

                  (ii) the first date within any period of twelve (12) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

III.     CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. Upon the occurrence of any of the following transactions (a "Corporate Transaction") to which the Company is a party and for which the approval of the Company's shareholders is obtained:

              (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or

              (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Plan (whether or not such option has been outstanding for a period of six (6) months) shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, the instrument evidencing an option grant under this Plan may provide that such option shall not be so accelerated if and to the extent:
(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction; or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Committee, and its determination shall be final, binding and conclusive. The Committee shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms and conditions as it may deem appropriate) for either the automatic acceleration of one or more assumed or replaced options which are not otherwise to be accelerated in connection with the Corporate Transaction or the automatic vesting of any cash incentive programs implemented in replacement of such options, in the event the Optionee's employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

         B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.


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         C.   Upon the occurrence of any Change of Control (as defined in
Section II.4. above), the exercisability of each option outstanding under this Plan (whether or not such option has been outstanding for a period of six (6) months) shall be automatically accelerated so that each such option shall become exercisable, immediately prior to such Change in Control, for the full number of shares purchasable under such option and may be exercised for all or any portion of such shares at any time thereafter until the expiration or sooner termination of the option term. However, an outstanding option under this Plan shall not be so accelerated if and to the extent one or more limitations imposed by the Committee at the time of grant preclude such acceleration upon a Change in Control. The Committee shall have the discretion, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide (upon such terms and conditions as it may deem appropriate) for the automatic acceleration of one or more outstanding options which are not otherwise to be accelerated upon a Change in Control, in the event the Optionee's employment should subsequently terminate within a designated period following the effective date of such Change in Control.

         D. In the event a particular transaction qualifies as both a Corporate Transaction and a Change in Control, the provisions of Section III.A. shall be controlling.

         E. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      INCENTIVE OPTIONS

         A. The terms and conditions specified below shall be applicable to all Incentive Options granted under this Plan. Options which are specifically designated as Non-Statutory Options when issued under this Plan shall not be subject to such terms and conditions.

              1. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

              2. Term. The term of an Incentive Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the option agreement.

              3. 10% Stockholder. If any individual to whom an Incentive
Option is to be granted pursuant to the provisions of this Plan is on the grant date the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its Parent or Subsidiaries (such person to be herein referred to as a 10% Stockholder), then (i) the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and (ii) the maximum term of the option shall not exceed five (5) years from the grant date.

              4. Dollar Limitation. The aggregate fair market value (determined on the basis of the Fair Market Value in effect on the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

         B. Except as modified by the preceding provisions of this Incentive Options section, all the provisions of this Plan shall be applicable to the Incentive Options granted hereunder.


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V.       CANCELLATION AND RE-GRANT OF OPTIONS

         A. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under this Plan and to grant in substitution therefor new options under this Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date, or (ii) one hundred percent (100%) of such Fair Market Value if the new option is to be an Incentive Option, or (iii) one hundred and ten percent (110%) of such Fair Market Value if the new option is to be an Incentive Option subject to the provisions of Section IV.A.3.

VI.      LOANS OR GUARANTEE OF LOANS

         A. The Committee may assist any Employee (including any officer or director) in the exercise of one or more outstanding options under this Plan by
(a) authorizing the extension of a loan to such Employee from the Company, (b) permitting the Employee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Employee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the Employee in connection with the exercise of the option.

                                  ARTICLE THREE

                                  MISCELLANEOUS

I.       TAX WITHHOLDING

         A. The Company's obligation to deliver shares or cash upon the exercise or surrender of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction by the recipient of all applicable Federal, State and local income and employment tax withholding requirements.

         B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock purchased or issued pursuant to such options, a portion of those shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of five percent (5%) specified by the Optionee) of the Federal and State income taxes ("Taxes") incurred in connection with their acquisition. In lieu of such direct withholding, one or more Optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

II.      AMENDMENT OF THE PLAN

         A. Except to the extent otherwise provided in this Article Three, the Board shall have the complete and exclusive authority to amend or modify the Plan at any time. However, without the consent of the shareholders, the Board may not make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

III.     EFFECTIVE DATE AND TERM OF PLAN

         A. The Plan shall become effective upon approval by the Company's shareholders at the 2000 Annual Meeting. The Committee may grant stock options under the Plan at any time prior to the date fixed herein for termination of the Plan.


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

         B. The Plan shall in all events terminate upon the earlier of (i) the tenth (10th) anniversary of the date of its adoption by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options and/or stock appreciation rights under the Plan, (iii) the effective date designated by the Board for the termination of the Plan. If the date of termination is determined under clause (i) above, then any stock options and stock appreciation rights at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

IV.      MISCELLANEOUS PROVISIONS

         A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for general corporate purposes.

         B. The implementation of the Plan, the granting of any stock option, and the issuance of Common Stock hereunder, shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the stock options granted under it and the Common Stock issued pursuant to it.

         C. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any of its parent or subsidiary corporations for any period of specific duration, and the Company (or any parent or subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

         D. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for proper corporate purposes otherwise than under this Plan to any Employee or other person, firm or company or association or (b) to grant options to, or assume the option of, any person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any person, firm, company or association.

         E. This Plan and any grants of any awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law.


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